Exhibit 10.35

CONSULTING AND CLINICAL ADVISORY BOARD AGREEMENT
THIS CONSULTING AGREEMENT effective as of June 3, 2016 (the “Effective Date”), is between GRI Bio, Inc. (the “Company”), and Rohit Loomba, M.D. (the “Consultant”).
Recitals:
The parties wish to enter into this Agreement to set forth the basis on which the Consultant will perform consulting services for the Company and with respect to certain other matters in connection with such engagement, all as set forth more fully in this Agreement.
NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:
1.Engagement. The Company hereby engages the Consultant as a consultant to the Company and a Member of the Clinical Advisory Board, and the Consultant hereby accepts such engagement, on the terms and conditions set forth in this Agreement.
2.Duties. As a consultant to the Company and Member of the Clinical Advisory Board, the Consultant agrees to provide consulting services relating to the planning and overall clinical and regulatory strategy for the drug development programs of Company. In conjunction with these duties, the Consultant will:
•Provide critical review and comment on documents planned for submission to regulatory agencies.
•Provide advice and recommendations in addressing regulatory issues as they occur.
•Review clinical, medical, and regulatory data and questions prepared by GRI and submitted to Consultant in advance, and respond in face-to-face or remote presentations and discussions.
•Provide time, advice, and recommendations regarding other clinical and regulatory matters as the Company shall from time to time request.
3.Term and Termination. The term of the Consultant’s engagement hereunder shall commence on the Effective Date and shall continue in effect until terminated as provided herein. Either party may terminate this Agreement at any time upon 30 days’ written notice to the other party. Either the Company or the Consultant may terminate this Agreement upon written notice in the event of a material breach of this Agreement, which breach is not cured within 30 days after written notice of the breach is provided by the terminating party.
4.Compensation.
(a)Fees. The Company shall pay Consultant U.S. $500 per hour within 60 days after receipt of a detailed invoice from Consultant for Services; provided that in no event shall fees exceed $7,500 in any month or $75,000 per year without Company’s prior written approval.
(b)Option Grant. Subject to approval by the Company’s Board of Directors, Consultant shall also receive a non-qualified option (the “Option”) to purchase 68,352 shares of Company Common Stock under Company’s 2015 Equity Incentive Plan. The Option shall be subject to the execution by the Consultant of a nonqualified stock option agreement containing such terms and conditions as are determined by Company’s Board of Directors. The per-share exercise price of the Options will be the fair market value on the date of grant, as determined by the Company’s Board of Directors. The Option will vest as follows: 2,848 per month for 24 months; provided that the Consultant continues to serve as an employee of, or consultant to, Company on each respective vesting date.
(c)Reimbursement of Expenses. The Consultant shall be reimbursed for out-of-pocket expenses reasonably incurred by the Consultant in performing the consulting services contemplated by this Agreement, provided that such expenses are pre-approved by the Company, documented and submitted in accordance with the reimbursement policies of the Company as in effect from time to time. The parties agree that (i) the reimbursement of an expense pursuant to this Section 4(b) shall be provided not later than the calendar year following the calendar year in which the expense was incurred, (ii) the amount of expenses eligible for reimbursement during any calendar year may not affect the amount of expenses eligible for reimbursement in any other calendar year, and (iii) the right to reimbursement under this Section 5 is not subject to liquidation or exchange for another benefit.
(d)Entire Compensation. Notwithstanding anything to the contrary set forth herein, the compensation provided for in this Section 4 shall constitute full payment for the services to be rendered by the Consultant to the Company hereunder.
5.Non-Disclosure. The Consultant acknowledges that, in the course of performing services for the Company, the Consultant may obtain knowledge of the Company’s business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, materials and reagents, improvements, disclosures, customer, contractor and supplier lists, names and positions of employees and/or other proprietary and/or confidential information (collectively, the “Confidential Information”). The Consultant agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge any Confidential Information to any other person, or use any Confidential Information for the Consultant’s own benefit or to the detriment of the Company, or for any purpose other than in connection with the performance of consulting services to the Company, without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Consultant. The Consultant also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.
6.Intellectual Property Rights.
(a)Company Property. All papers, records, data, reports, results, information, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies and in whatever form, relating to the business of the Company that Consultant generates as a result of performing the Services or that the Company gives to Consultant, whether or not confidential, and all intellectual property rights thereto, are the sole and exclusive property of the Company, and the Consultant hereby assigns and agrees to assign all right, title and interest therein to the Company. In the event of the termination of the Consultant’s service to the Company, or the Company’s earlier request, the Consultant will promptly deliver all such materials to the Company.
(b)Inventions. Any and all inventions, discoveries, know-how, trade secrets and the like, whether or not patentable, conceived, reduced to practice or otherwise made or generated by the Consultant, alone or in combination with others, as a result of performing the Services shall be the property of the Company (“Inventions”). The Consultant hereby assigns and agrees to assign to the Company or its designee, without further consideration, the Consultant’s entire right, title and interest in and to all Inventions, including all rights to obtain, register, perfect and enforce patents, copyrights and other intellectual property protection for Inventions. The Consultant shall promptly disclose in writing to an individual designated by the Company or to the Consultant’s immediate supervisor at the Company all Inventions.
(c)Assistance. The Consultant further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to each of the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights, patents and other intellectual property rights, and all renewals thereof, as may be reasonably requested to apply for or obtain copyrights, patents or other intellectual property rights for any and all of the Inventions in any and all jurisdictions and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company’s interests therein.
(d)Power of Attorney. If the Company is unable, after reasonable effort, to secure the signature of the Consultant on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to an Invention, for any reason whatsoever, the Consultant hereby irrevocably designates and appoints the President of the Company as the Consultant’s agent and attorney-in-fact, to act for and in the Consultant’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright, trademark or other registrations or any other legal protection thereon with respect to an Invention with the same legal force and effect as if executed by the Consultant.
(e)Company Documentation. The Consultant shall hold in a fiduciary capacity for the benefit of the Company all documentation, programs, data, records, research materials, drawings, manuals, disks, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company’s business that are, at any time, in the possession or under the control of the Consultant. The Consultant agrees that, in connection with any research, development or other services performed for the Company, the Consultant will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Company.

7.Injunctive Relief. The Consultant acknowledges that the Consultant’s compliance with the agreements in Sections 5 and 6 hereof is necessary to protect the goodwill and other proprietary interests of the Company and that the Consultant has been and will be entrusted with highly confidential information regarding the Company and its technology and is conversant with the Company’s affairs, its trade secrets and other proprietary information. The Consultant acknowledges that a breach of any of the Consultant’s agreements in Sections 5 or 6 hereof may result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and the Consultant agrees that, in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.
8.Certain Representations, Warranties and Agreements of the Consultant. As an inducement to the Company to enter into this Agreement, the Consultant hereby represents and warrants to the Company that: (a) the Consultant is not a party to or otherwise subject to any agreements or restrictions that would prohibit the Consultant from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity; (b) the Consultant has never been and is not currently: (i) an individual who has been debarred by the U.S. Food and Drug Administration (the “FDA”) pursuant to 21 U.S.C. 335a (a) or (b) (a “Debarred Individual”) from providing services in any capacity to a person that has an approved or pending drug product application, or (ii) an employer, employee or partner of a Debarred Individual; and (c) the Consultant has no knowledge of any circumstances that may affect the accuracy of the foregoing representations and warranties, including, but not limited to, FDA investigation of, or debarment proceedings against, the Consultant or any person or entity performing services or rendering assistance relating to activities taken pursuant to this Agreement, and the Consultant will immediately notify the Company if the Consultant becomes aware of any such circumstances during the term of this Agreement. The Consultant agrees to immediately notify the Company if the Consultant becomes aware of any change in the representations and warranties set forth herein during the term of this Agreement.
9.Survival of Provisions. The provisions of this Agreement that by their terms are intended to endure beyond the term of this Agreement shall survive the termination of this Agreement,
10.Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other consulting, employment and compensation arrangements between the Consultant and the Company, but shall not supersede any existing confidentiality, nondisclosure or invention assignment agreements between the Consultant and the Company.
11.Independent Contractor. The parties intend that the Consultant shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. The Consultant shall not be entitled to any benefits paid by the Company to its employees. The Consultant shall be solely responsible for any tax consequences applicable to the Consultant by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant’s performance of consulting services hereunder.
12.Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.
13.Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.
14.Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California notwithstanding its conflicts of laws provisions.
15.Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement and the obligations created hereunder may not be assigned by the Consultant. Any attempted assignment in violation of this Section 15 shall be null and void.
16.Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid, or by an overnight delivery service, charges prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:
If to the Company:
GRI Bio, Inc.
2223 Avenida De La Playa, Ste. 105
La Jolla, CA 92037
Attention: President
If to the Consultant, at the address set forth on the signature page.
Any party may from time to time change such party’s address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.
17.Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or such party’s duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.
(Signature page follows.)

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

GRI BIO, INC.

By:	/s/ Sean Edwards
Name: Sean Edwards
Title: COO

CONSULTANT

/s/ Rohit Loomba
Name: Rohit Loomba

Address:
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